UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This Current Report on Form 8-K/A (“Amendment  No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission by El Paso Pipeline Partners, L.P. (the “Partnership”) on April 5, 2010 in connection with its acquisition on March 30, 2010 of a 51% member interest in each of El Paso Elba Express Company, L.L.C. (“Elba Express”) and Southern LNG Company, L.L.C. (“SLNG”) from El Paso Corporation for an aggregate purchase price of approximately $810 million.

    The Current Report on Form 8-K filed on April 5, 2010 is being amended by this Amendment No. 1 to amend Item 9.01 (a) and (b) because the financial statements required by this item are no longer required as a result of the filing of the Partnership’s historical financial information as retrospectively adjusted to reflect the change in reporting entity and the consolidation of SLNG and Elba Express, included in the Partnership’s Current Report on Form 8-K filed on June 10, 2010.

    No other amendments to the Form 8-K filing on April 5, 2010 are being made by this Amendment No. 1.

Item 9.01  Financial Statements and Exhibits.

(a)—(b)  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated:  June 10, 2010